Exhibit 99.1

THE WENDY’S COMPANY REPORTS THIRD QUARTER 2025 RESULTS

•	Global systemwide sales were $3.5 billion, a decrease of 2.6%

•	International systemwide sales grew 8.6% with growth across all regions

•	Opened 54 new restaurants, bringing total additions to 172 through the end of the third quarter

•	Net income was $44.3 million and adjusted EBITDA increased 2.1% to $138.0 million

•	Reported diluted earnings per share was $0.23 and adjusted earnings per share decreased 4.0% to $0.24

•	Returned $40.7 million to shareholders through dividends and share repurchases

•	Increased free cash flow outlook by $35 million at the midpoint of the expected range

Dublin, Ohio (November 7, 2025) - The Wendy’s Company (Nasdaq: WEN) today reported unaudited results for the third quarter ended September 28, 2025.

“Third quarter results were in line with our expectations, reflecting continued strength in our international business with 8.6% systemwide sales growth, the addition of 54 new restaurants globally and adjusted EBITDA growth,” said Ken Cook, Interim CEO.

“In the U.S. our actions to drive operational excellence at Company-operated restaurants are delivering meaningful results. Comparable sales at Company-operated restaurants outperformed the system by 4% during the third quarter and a renewed focus on execution resulted in the successful launch of our new chicken tenders. We also launched Project Fresh, a comprehensive turnaround plan structured around brand revitalization, operational excellence, system optimization and capital allocation. We are acting with urgency to execute the operational and brand initiatives to drive AUV growth in the U.S., creating value for our franchisees and shareholders.”

Operational Highlights	2024			2025
Third Quarter	US	Intl	Global	US	Intl	Global
Systemwide Sales Growth (1) (2)	0.9%	7.7%	1.8%	(4.4)%	8.6%	(2.6)%
Same-Restaurant Sales Growth (1) (2)	0.2%	0.7%	0.2%	(4.7)%	3.0%	(3.7)%
Systemwide Sales (In US$ Millions) (2) (3)	$3,141.0	$495.2	$3,636.2	$3,004.1	$534.0	$3,538.1
Restaurant Openings - Total / Net	22 / (2)	42 / 33	64 / 31	23 / 12	31 / 17	54 / 29
Quarter End Restaurant Count	6,011	1,281	7,292	5,979	1,384	7,363

Year-to-Date	US	Intl	Global	US	Intl	Global
Systemwide Sales Growth (1) (2)	1.4%	8.3%	2.3%	(3.4)%	8.7%	(1.8)%
Same-Restaurant Sales Growth (1) (2)	0.5%	2.1%	0.7%	(3.7)%	2.4%	(2.9)%
Systemwide Sales (In US$ Millions) (2) (3)	$9,374.7	$1,438.6	$10,813.3	$9,051.5	$1,536.0	$10,587.5
Restaurant Openings - Total / Net	65 / (19)	98 / 71	163 / 52	72 / 46	100 / 77	172 / 123

(1) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Excludes Argentina.

(3) Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	Third Quarter			Year-to-Date
	2024	2025	B / (W)	2024	2025	B / (W)
($ In Millions Except Per Share Amounts)	(Unaudited)
Total Revenues	$566.7	$549.5	(3.0)%	$1,672.2	$1,633.9	(2.3)%
Adjusted Revenues (1)	$443.6	$442.5	(0.2)%	$1,329.1	$1,315.2	(1.0)%
U.S. Company-Operated Restaurant Margin	15.6%	13.1%	(2.5)%	15.8%	14.7%	(1.1)%
General and Administrative Expense	$62.8	$57.9	7.8%	$188.0	$185.6	1.3%
Operating Profit	$94.7	$92.0	(2.9)%	$275.3	$279.4	1.5%
Net Income	$50.2	$44.3	(11.8)%	$146.9	$138.6	(5.7)%
Adjusted EBITDA (1)	$135.2	$138.0	2.1%	$406.1	$409.2	0.8%
Reported Diluted Earnings Per Share	$0.25	$0.23	(8.0)%	$0.71	$0.71	—%
Adjusted Earnings Per Share (1)	$0.25	$0.24	(4.0)%	$0.75	$0.73	(2.7)%
Cash Flow from Operations				$286.7	$275.3	(4.0)%
Free Cash Flow (1) (2)				$213.0	$195.6	(8.2)%

(1)  See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of the non-GAAP financial measures included in this release.

(2)  Beginning with the three months ended March 30, 2025, the Company modified its definition of free cash flow to reflect expenditures related to its franchise development fund. The prior period has been revised to conform to the current year presentation.

Third Quarter Financial Highlights

Systemwide Sales

Global systemwide sales decreased due to lower same-restaurant sales in the U.S. segment, partially offset by contributions from net new restaurant openings and same-restaurant sales growth in the International segment.

Total Revenues

The decrease in total revenues resulted primarily from lower advertising funds revenue and lower franchise royalty revenue, partially offset by an increase in franchise fees.

U.S. Company-Operated Restaurant Margin

The decrease in U.S. Company-operated restaurant margin was primarily due to commodity inflation, a decline in traffic, and labor rate inflation, partially offset by an increase in average check and labor efficiencies.

General and Administrative Expense

The decrease in general and administrative expense was primarily due to lower share-based compensation.

Operating Profit

The decrease in operating profit was primarily due to a decrease in U.S. Company-operated restaurant margin, lower franchise royalty revenue, and higher impairment of long-lived assets. These were partially offset by a decrease in the Company’s funding of incremental advertising spend and a decrease in general and administrative expense.

Net Income

The decrease in net income was primarily due to a decrease in other income and a decrease in operating profit.

Adjusted EBITDA

The increase in adjusted EBITDA was primarily driven by a decrease in the Company’s funding of incremental advertising spend, lower general and administrative expense, and higher other operating income. These were partially offset by a decrease in U.S. Company-operated restaurant margin and a decrease in franchise royalty revenue.

Adjusted Earnings Per Share

The decrease in adjusted earnings per share was primarily driven by an increase in depreciation and cloud computing amortization expenses, a higher tax rate, and lower other income. These were partially offset by fewer shares outstanding as a result of the Company’s share repurchase program and an increase in adjusted EBITDA.

Year to Date Free Cash Flow

The decrease in free cash flow was primarily driven by an increase in capital expenditures and investments associated with the Company’s franchise development fund.

Company Declares Quarterly Dividend

The Company announced today the declaration of its regular quarterly cash dividend of $0.14 per share. The dividend is payable on December 15, 2025, to shareholders of record as of December 1, 2025.

Share Repurchases

The Company repurchased 1.4 million shares for $14.0 million in the third quarter of 2025. As of October 30, approximately $35.0 million remained available under the Company’s existing share repurchase authorization that expires in February 2027.

2025 Outlook

The Company Reaffirms:

Global systemwide sales growth	(5.0) to (3.0) percent
Adjusted EBITDA	$505 to $525 million
Adjusted earnings per share	$0.82 to $0.89
Global net new unit growth	2 to 3 percent

The Company Now Expects:

	Current	Previous
Capital expenditures and franchise development fund investments	$135 to $145 million	$165 to $175 million
Free cash flow	$195 to $210 million	$160 to $175 million

As previously disclosed, the Company modified its definition of free cash flow to reflect expenditures related to its franchise development fund beginning with its first quarter 2025 results.

Conference Call and Webcast Scheduled for 8:30 a.m. Today, November 7

The Company will host a conference call on Friday, November 7 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (844) 200-6205 for domestic callers and (929) 526-1599 for international callers, both using event ID 182945. A replay of the webcast will be available on the Company’s Investor Relations website.

About Wendy’s

The Wendy’s Company (Nasdaq: WEN) and Wendy’s® franchisees employ hundreds of thousands of people across more than 7,000 restaurants worldwide. Founded in 1969, Wendy’s is committed to the promise of Fresh Famous Food, Made Right, For You, delivered to customers through its craveable menu including made-to-order square hamburgers using fresh beef*, and fan favorites like the Spicy Chicken Sandwich and nuggets, Baconator®, and the Frosty® dessert. Wendy’s supports the Dave Thomas Foundation for Adoption®, established by its founder, which seeks to dramatically increase the number of adoptions of children waiting in North America’s foster care system. Learn more about Wendy’s at www.wendys.com. For details on franchising, visit www.wendys.com/franchising. Connect with Wendy’s on X, Instagram and Facebook.

*Fresh beef available in the contiguous U.S. and Alaska, as well as Canada, Mexico, Puerto Rico, the UK, and other select international markets.

Investor Contact:

Aaron Broholm

Head of Investor Relations

(614) 764-3345; aaron.broholm@wendys.com

Media Contact:

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the impact of competition or poor customer experiences at Wendy’s restaurants; (2) adverse economic conditions or disruptions, including in regions with a high concentration of Wendy’s restaurants; (3) changes in discretionary consumer spending and consumer tastes and preferences; (4) impacts to the Company’s corporate reputation or the value and perception of the Company’s brand; (5) the Company’s ability to successfully implement strategic initiatives and business strategies, including its Project Fresh plan, as well as effectiveness of the Company’s marketing and advertising programs and new product development; (6) the Company’s ability to manage the impact of social or digital media; (7) the Company’s ability to protect its intellectual property; (8) food safety events or health concerns involving the Company’s products; (9) our ability to deliver global sales growth and maintain or grow market share across our dayparts; (10) the Company’s ability to achieve its growth strategy through new restaurant development; (11) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (12) risks associated with leasing and owning significant amounts of real estate, including environmental matters; (13) risks associated with the Company’s international operations, including the ability to execute its international growth strategy; (14) changes in commodity and other operating costs; (15) shortages or interruptions in the supply or distribution of the Company’s products and other risks associated with the Company’s independent supply chain purchasing co-op; (16) the impact of increased labor costs or labor shortages; (17) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership and organizational structure; (18) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (19) the Company’s dependence on computer systems and information technology, including risks associated with the failure or interruption of its systems or technology or the occurrence of cyber incidents or deficiencies; (20) risks associated with the Company’s securitized financing facility and other debt agreements, including compliance with operational and financial covenants, restrictions on its ability to raise additional capital, the impact of its overall debt levels and the Company’s ability to generate sufficient cash flow to meet its debt service obligations and operate its business; (21) risks associated with the Company’s capital allocation policy, including the amount and timing of equity and debt repurchases and dividend payments; (22) risks associated with complaints and litigation, compliance with legal and regulatory requirements and an increased focus on environmental, social and governance issues; (23) risks associated with the availability and cost of insurance, changes in accounting standards, the recognition of impairment or other charges, changes in tax rates or tax laws and fluctuations in foreign currency exchange rates; (24) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest, health epidemics or pandemics or other catastrophic events; (25) risks associated with the Company’s predominantly franchised business model; and (26) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, and free cash flow.

The Company uses adjusted revenue, adjusted EBITDA and adjusted earnings per share as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA is also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA and adjusted earnings per share provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, and adjusted earnings per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures, (ii) expenditures related to the Company’s franchise development fund and (iii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items to the extent identified in the reconciliation tables that accompany this release. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, and free cash flow are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, and free cash flow (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

In addition, this release includes forward-looking projections for certain non-GAAP financial measures, including adjusted EBITDA, adjusted earnings per share and free cash flow. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share and free cash flow, such as the impact from our advertising funds, including the net change in the restricted operating assets and liabilities and any excess or deficit of advertising fund revenues over advertising fund expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization gains, net, amortization of cloud computing arrangements, gain on early extinguishment of debt, net, and the timing and resolution of certain tax matters. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share or net cash provided by operating activities, or a reconciliation of those projected measures.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Argentina due to the highly inflationary economy of that country.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

U.S. Company-operated restaurant margin is defined as sales from U.S. Company-operated restaurants less cost of sales divided by sales from U.S. Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs. Cost of sales excludes certain costs that support restaurant operations that are not allocated to individual restaurants, which are included in “General and administrative.” Cost of sales also excludes depreciation and amortization expense and impairment of long-lived assets. Therefore, as restaurant margin as presented excludes certain costs as described above, its usefulness may be limited and may not be comparable to other similarly titled measures of other companies in our industry.

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Nine Month Periods Ended September 29, 2024 and September 28, 2025

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2024	2025	2024	2025
Revenues:
Sales	$230,403	$233,154	$693,081	$685,517
Franchise royalty revenue	132,601	127,812	394,599	381,720
Franchise fees	21,267	24,198	63,439	71,738
Franchise rental income	59,314	57,339	177,938	176,204
Advertising funds revenue	123,154	107,013	343,162	318,738

	566,739	549,516	1,672,219	1,633,917

Costs and expenses:
Cost of sales	195,638	204,259	587,637	588,949
Franchise support and other costs	16,047	17,519	47,011	51,184
Franchise rental expense	32,237	30,941	96,405	94,272
Advertising funds expense	129,732	107,681	357,923	320,583
General and administrative	62,794	57,909	188,047	185,598
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	36,996	38,393	110,006	111,932
Amortization of cloud computing arrangements	3,576	5,226	10,637	13,449
System optimization gains, net	(420)	(29)	(573)	(326)
Reorganization and realignment costs	354	316	8,479	(202)
Impairment of long-lived assets	178	2,257	2,873	5,364
Other operating income, net	(5,068)	(7,005)	(11,564)	(16,321)

	472,064	457,467	1,396,881	1,354,482

Operating profit	94,675	92,049	275,338	279,435
Interest expense, net	(31,270)	(31,543)	(92,800)	(93,965)
Investment income (loss), net	—	—	11	(1,718)
Other income, net	6,246	2,730	19,382	10,301

Income before income taxes	69,651	63,236	201,931	194,053
Provision for income taxes	(19,427)	(18,984)	(55,071)	(55,459)

Net income	$50,224	$44,252	$146,860	$138,594

Net income per share:
Basic	$.25	$.23	$.72	$.71
Diluted	.25	.23	.71	.71
Number of shares used to calculate basic income per share	203,264	190,794	204,518	194,462

Number of shares used to calculate diluted income per share	204,254	191,253	205,803	195,195

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 29, 2024 and September 28, 2025

(In Thousands Except Par Value)

(Unaudited)

	December 29, 2024	September 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$450,512	$291,408
Restricted cash	34,481	34,346
Accounts and notes receivable, net	99,926	128,460
Inventories	6,529	6,935
Prepaid expenses and other current assets	45,563	55,114
Advertising funds restricted assets	99,129	124,593

Total current assets	736,140	640,856
Properties	907,787	923,513
Finance lease assets	244,954	302,331
Operating lease assets	679,777	660,709
Goodwill	771,468	774,784
Other intangible assets	1,192,264	1,177,436
Investments	29,006	25,851
Net investment in sales-type and direct financing leases	288,048	283,929
Other assets	185,399	186,766

Total assets	$5,034,843	$4,976,175

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$78,163	$425,336
Current portion of finance lease liabilities	22,509	25,921
Current portion of operating lease liabilities	50,068	51,223
Accounts payable	28,455	27,195
Accrued expenses and other current liabilities	118,224	138,381
Advertising funds restricted liabilities	100,212	125,670

Total current liabilities	397,631	793,726
Long-term debt	2,662,130	2,298,622
Long-term finance lease liabilities	575,363	637,459
Long-term operating lease liabilities	704,333	679,684
Deferred income taxes	263,420	291,336
Deferred franchise fees	88,387	87,964
Other liabilities	84,227	78,191

Total liabilities	4,775,491	4,866,982
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 203,834 and 190,311 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,982,102	2,981,420
Retained earnings	399,700	435,290
Common stock held in treasury, at cost; 266,590 and 280,113 shares, respectively	(3,094,739)	(3,287,119)
Accumulated other comprehensive loss	(74,753)	(67,440)

Total stockholders’ equity	259,352	109,193

Total liabilities and stockholders’ equity	$5,034,843	$4,976,175

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Nine Month Periods Ended September 29, 2024 and September 28, 2025

(In Thousands)

(Unaudited)

	Nine Months Ended
	2024	2025
Cash flows from operating activities:
Net income	$146,860	$138,594
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	110,006	111,932
Amortization of cloud computing arrangements	10,637	13,449
Share-based compensation	18,491	9,770
Impairment of long-lived assets	2,873	5,364
Deferred income tax	(465)	26,808
Non-cash rental expense, net	31,973	34,670
Change in operating lease liabilities	(36,461)	(36,882)
Net receipt of deferred vendor incentives	1,449	6,568
System optimization gains, net	(573)	(326)
Distributions received from joint ventures, net of equity in earnings	2,055	2,363
Long-term debt-related activities, net	5,609	5,602
Cloud computing arrangements expenditures	(10,583)	(16,433)
Changes in operating assets and liabilities and other, net	4,810	(26,216)

Net cash provided by operating activities	286,681	275,263

Cash flows from investing activities:
Capital expenditures	(52,361)	(64,043)
Franchise development fund	(21,040)	(23,096)
Acquisitions	—	(16,854)
Dispositions	3,222	1,485
Notes receivable, net	1,383	1,949

Net cash used in investing activities	(68,796)	(100,559)

Cash flows from financing activities:
Proceeds from long-term debt	—	23,500
Repayments of long-term debt	(21,937)	(30,437)
Repayments of finance lease liabilities	(15,421)	(18,064)
Repurchases of common stock	(60,056)	(200,766)
Dividends	(153,411)	(102,954)
Proceeds from stock option exercises	4,651	1,916
Payments related to tax withholding for share-based compensation	(4,395)	(2,827)

Net cash used in financing activities	(250,569)	(329,632)

Net cash used in operations before effect of exchange rate changes on cash	(32,684)	(154,928)
Effect of exchange rate changes on cash	(1,603)	3,335

Net decrease in cash, cash equivalents and restricted cash	(34,287)	(151,593)
Cash, cash equivalents and restricted cash at beginning of period	588,816	503,608

Cash, cash equivalents and restricted cash at end of period	$554,529	$352,015

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three and Nine Month Periods Ended September 29, 2024 and September 28, 2025

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2024	2025	2024	2025
Net income	$50,224	$44,252	$146,860	$138,594
Provision for income taxes	19,427	18,984	55,071	55,459

Income before income taxes	69,651	63,236	201,931	194,053
Other income, net	(6,246)	(2,730)	(19,382)	(10,301)
Investment (income) loss, net	—	—	(11)	1,718
Interest expense, net	31,270	31,543	92,800	93,965

Operating profit	94,675	92,049	275,338	279,435
Plus (less):
Advertising funds revenue	(123,154)	(107,013)	(343,162)	(318,738)
Advertising funds expense (a)	122,963	106,840	342,510	318,281
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	36,996	38,393	110,006	111,932
Amortization of cloud computing arrangements	3,576	5,226	10,637	13,449
System optimization gains, net	(420)	(29)	(573)	(326)
Reorganization and realignment costs	354	316	8,479	(202)
Impairment of long-lived assets	178	2,257	2,873	5,364

Adjusted EBITDA	$135,168	$138,039	$406,108	$409,195

Revenues	$566,739	$549,516	$1,672,219	$1,633,917
Less:
Advertising funds revenue	(123,154)	(107,013)	(343,162)	(318,738)

Adjusted revenues	$443,585	$442,503	$1,329,057	$1,315,179

(a)

Excludes advertising funds expense of $6,599 and $14,773 for the three and nine months ended September 29, 2024, respectively, and $191 and $533 for the three and nine months ended September 28, 2025, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising deficit of $170 and $640 for the three and nine months ended months ended September 29, 2024, respectively, and $650 and $1,769 for the three and nine months ended September 28, 2025, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three and Nine Month Periods Ended September 29, 2024 and September 28, 2025

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2024	2025	2024	2025
Net income	$50,224	$44,252	$146,860	$138,594

Plus (less):
Advertising funds revenue	(123,154)	(107,013)	(343,162)	(318,738)
Advertising funds expense (a)	122,963	106,840	342,510	318,281
System optimization gains, net	(420)	(29)	(573)	(326)
Reorganization and realignment costs	354	316	8,479	(202)
Impairment of long-lived assets	178	2,257	2,873	5,364

Total adjustments	(79)	2,371	10,127	4,379
Income tax impact on adjustments (b)	(5)	(628)	(2,253)	(1,208)

Total adjustments, net of income taxes	(84)	1,743	7,874	3,171

Adjusted income	$50,140	$45,995	$154,734	$141,765

Diluted earnings per share	$.25	$.23	$.71	$.71
Total adjustments per share, net of income taxes	—	.01	.04	.02

Adjusted earnings per share	$.25	$.24	$.75	$.73

(a)

Excludes advertising funds expense of $6,599 and $14,773 for the three and nine months ended September 29, 2024, respectively, and $191 and $533 for the three and nine months ended September 28, 2025, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising deficit of $170 and $640 for the three and nine months ended September 29, 2024, respectively, and $650 and $1,769 for the three and nine months ended September 28, 2025, respectively.

(b)	Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Nine Month Periods Ended September 29, 2024 and September 28, 2025

(In Thousands)

(Unaudited)

	Nine Months Ended
	2024	2025
Net cash provided by operating activities	$286,681	$275,263
Plus (less):
Capital expenditures	(52,361)	(64,043)
Franchise development fund	(21,040)	(23,096)
Advertising funds impact (a)	(244)	7,481

Free cash flow	$213,036	$195,605

(a)

Represents the net change in the restricted operating assets and liabilities of our advertising funds, which is included in “Changes in operating assets and liabilities and other, net,” and the excess of advertising funds expense over advertising funds revenue, which is included in “Net income.”